EXHIBIT 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF THE WARRANT HOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

                          COMMON STOCK PURCHASE WARRANT

                              ARBIOS SYSTEMS, INC.

      THIS CERTIFIES that for good and valuable consideration received, Wolfe Axelrod Weinberger Associates LLC, or a registered assignee (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from Arbios Systems, Inc., a Delaware corporation (the "Corporation"), up to 150,000 fully paid and nonassessable shares (the "Warrant Stock") of common stock, par value $0.001 (the "Common Stock"), of the Corporation at a purchase price of $3.40 per share (the "Exercise Price"). This Common Stock Purchase Warrant (this "Warrant") is issued pursuant to that March 30, 2004 Retainer Agreement (the "Retainer Agreement") entered into between the Corporation and Wolfe Axelrod Weinberger Associates LLC.

1.    Vesting and Exercise Periods; Term of Warrant.

      This Warrant shall vest (become fully owned by Holder and no longer be subject to cancellation) as follows: (i) The right to purchase 75,000 Warrant Shares is vested concurrently with the issuance of this Warrant. (ii) In the event that the Corporation does not provide Wolfe Axelrod Weinberger Associates LLC with written notice of its election to terminate the Retainer Agreement before December 1, 2004, the right to purchase the remaining 75,000 Warrant Shares of this Warrant shall become vested on December 31, 2004. If the Corporation terminates the Retainer Agreement before December 1, 2004, this Warrant shall, upon such termination, become a warrant to purchase only 75,000 Warrant Shares, and the Holder's right to purchase the remaining 75,000 Warrant Shares shall be cancelled. The right to exercise this Warrant accumulates, in arrears, in monthly installments of 8,333.33 shares of Warrant Stock on the last day of each calendar month commencing on April 30, 2004 and continuing thereafter until December 31, 2004 (or September 30, 2005 if the Retainer Agreement is not terminated before December 1, 2004).


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

      Subject to the foregoing exercise schedule, the foregoing vesting provisons, and the other terms and conditions set forth herein, the vested and exercisable portion of this Warrant shall be exercisable, in whole or in part, at any time on or after the date hereof and at or prior to 11:59 p.m., Pacific Standard Time, on April 1, 2009 (the "Expiration Time").

2.    Exercise of Warrant.

      (a) Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by (i) the delivery to the Corporation of a duly executed Notice of Exercise (in the form attached to this Warrant) specifying the number of Warrant Shares to be purchased, (ii) delivery of payment to the Corporation of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise by cash, wire transfer of immediately available funds to a bank account specified by the Corporation, or by certified or bank cashier's check, and (iii) the surrender to the Corporation of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction).

      (b) Cashless Exercise. This Warrant may also be exercised by the Holder through a cashless exercise, as described in this Section 2(b). This Warrant may be exercised, in whole or in part, by (i) the delivery to the Corporation of a duly executed Notice of Exercise specifying the number of Warrant Shares to be applied to such exercise, and (ii) the surrender to the Corporation of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). The number of shares of Common Stock to be issued upon exercise of this Warrant pursuant to this Section 2(b) shall equal the value of this Warrant (or the portion thereof being canceled) computed as of the date of delivery of this Warrant to the Corporation using the following formula:

                  X =  Y(A-B)
                       ------
                         A
     Where:
                  X = the number of shares of Common Stock to be issued to Holder under this Section 2(b);
                  Y = the number of Warrant Shares identified in the Notice of Exercise as being applied to the subject exercise;
                  A = the Current Market Price on such date; and B = the Exercise Price on such date

      For the purpose of any computation under this Section 2(b), the "Current Market Price" per share of Common Stock on any day shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the Nasdaq National Market System or Nasdaq Small Cap Market (or a similar system then in use), the last reported sales price (regular way) so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the OTC Bulletin Board, the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the Current Market Price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Current Market Price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Corporation.


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

3.    Issuance of Shares; No Fractional Shares of Scrip.

      Certificates for shares purchased hereunder shall be delivered to the Holder hereof by the Corporation's transfer agent at the Corporation's expense within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. Each certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or, subject to applicable laws, such other name as shall be requested by the Holder. If, upon exercise of this Warrant, fewer than all of the shares of Warrant Stock evidenced by this Warrant are purchased prior to the Expiration Time, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Warrant Stock not purchased upon exercise of this Warrant. The Corporation hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder of the Warrant Stock). The Corporation agrees that the shares so issued shall be and will be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Holder of this Warrant.

4.    Registration Rights.

      If, at any time the Corporation proposes to register any of its Common Stock under the Securities Act of 1933, as amended, (other than pursuant to Form S-4, Form S-8 or a comparable registration statement) it will give written notice by registered mail, at least twenty (20) days prior to the filing of each such registration statement, to the Holders of its intention to do so. If the Holders notify the Corporation within fifteen (15) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Corporation shall afford the such Holders the opportunity to have any their Warrant Shares registered under such registration statement. Notwithstanding the foregoing, if such registration statement is an underwritten public offering by the Corporation of its Common Stock, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Warrant Shares requested to be registered would materially and adversely affect the successful marketing of the offering, then the number of the Warrant Shares to be included in the offering shall be reduced in any manner determined by the managing underwriter. The Corporation shall bear all costs of preparing and filing the registration statement. The Corporation shall have the right at any time after it shall have given written notice pursuant to this Section 4 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.


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

5.    Charges, Taxes and Expenses.

      Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Corporation, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an Assignment Form to be provided by the Corporation duly executed by the Holder hereof.

6.    No Rights as Stockholders.

      This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation prior to the exercise hereof.

7.    Exchange and Registry of Warrant.

      This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above mentioned office or agency of the Corporation, for a new Warrant of like tenor and dated as of such exchange. The Corporation shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8.    Loss, Theft, Destruction or Mutilation of Warrant.

      Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.


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

9.    Saturdays, Sundays and Holidays.

      If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or that is a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10.   Merger, Sale of Assets, Etc.

      If at any time the Corporation proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Corporation or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the Holder shall have the right to receive, upon exercise of the Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale or conveyance by a Holder of a number of shares of common stock equal to the number of shares issuable upon exercise of the Warrant immediately prior to such reorganization, consolidation, merger, sale or conveyance. If the property to be received upon such reorganization, consolidation, merger, sale or conveyance is not equity securities, the Corporation shall give the Holder of this Warrant ten (10) business days prior written notice of the proposed effective date of such transaction, and if this Warrant has not been exercised by or on the effective date of such transaction, it shall terminate.

11.   Subdivision, Combination, Reclassification, Conversion, Etc.

      If the Corporation at any time shall by subdivision, combination, reclassification of securities or otherwise, change the Warrant Stock into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Stock (or other securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change) as the result of such change if this Warrant had been exercised in full for cash immediately prior to such change. The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change. If the Warrant Stock or other securities issuable upon exercise hereof are subdivided or combined into a greater or smaller number of shares of such security, the number of shares issuable hereunder shall be proportionately increased or decreased, as the case may be, and the Exercise Price shall be proportionately reduced or increased, as the case may be, in both cases according to the ratio which the total number of shares of such security to be outstanding immediately after such event bears to the total number of shares of such security outstanding immediately prior to such event. The Corporation shall give the Holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price for the securities issuable hereunder, and any increase or decrease in the number of shares issuable hereunder.


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

12.   Transferability; Compliance with Securities Laws.

      (a) This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Corporation, if requested by the Corporation). Subject to such restrictions, prior to the Expiration Time, this Warrant and all rights hereunder are transferable by the Holder hereof, in whole or in part, at the office or agency of the Corporation. Any such transfer shall be made in person or by the Holder's duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto properly endorsed.

      (b) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Stock issuable upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the shares of Warrant Stock so purchased are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

      (c) The Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended, and this Warrant may not be exercised except by (i) the original purchaser of this Warrant from the Corporation or (ii) an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended. Each certificate representing the Warrant Stock or other securities issued in respect of the Warrant Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

13.   Reservation of Shares of Common Stock.

      The Corporation hereby agrees that during the period that this Warrant is outstanding, the Corporation will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant.


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

14.   Governing Law.

      This Warrant shall be governed by and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers.

Dated: April 1, 2004

ARBIOS SYSTEMS, INC.


By:  _________________________________________________________
     Jacek Rozga, M.D. President & Chief Scientific Officer



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

                               NOTICE OF EXERCISE

To:      Arbios Systems, Inc.

(1) The undersigned hereby elects to purchase shares of Common Stock of Arbios Systems, Inc. pursuant to the terms of the attached Warrant and tenders payment herewith in the amount of $_________ by [tendering cash or delivering a certified check or bank cashier's check, payable to the order of the Corporation] [surrendering ______ shares of Common Stock received upon exercise of the attached Warrant, which shares have a Current Market Price equal to such payment] in accordance with the terms thereof, together with all applicable transfer taxes, if any.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of common stock to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and that the undersigned will not offer, sell or otherwise dispose of any such shares of common stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(3) Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:



--------------------------------------
(Name)


--------------------------------------
(Address)

(4) The undersigned represents that (a) he, she or it is the original purchaser from the Corporation of the attached Warrant or an 'accredited investor' within the meaning of Rule 501(a) under the Securities Act of 1933, as amended and (b) the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Date:__________________________



------------------------------
         (Signature)



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

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

      FOR VALUE RECEIVED, hereby sells, assigns, and transfers unto ___________a Warrant to purchase __________ shares of Common Stock, par value $0.001 per share, of Arbios Systems, Inc. (the "Corporation"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Corporation, with full power of substitution.

Dated:
      ----------------------------------------------------


By:
      ----------------------------------------------------
                  Signature

      The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.



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